SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.         )

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MISONIX, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement
if other than the Registrant)

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MISONIX, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Thursday, January 27, 2005

To the Shareholders of
MISONIX, INC.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the "Annual Meeting") of MISONIX, INC., a New York corporation (the "Company"), will be held at the Huntington Hilton Hotel, 598 Broad Hollow Road, Melville, New York 11747 on Thursday, January 27, 2005 at 10:00 a.m., or at any adjournment thereof, for the following purposes:

1.	To elect five Directors to the Board of Directors;

2.	To consider and vote upon approval of the 2004 Employee Stock Option Plan;

3.	To ratify the selection of Ernst & Young LLP as the Company's independent registered public accounting firm; and

4.	To consider and act upon such other business as may properly come before the Annual Meeting or any adjournment thereof.

The above matters are set forth in the Proxy Statement attached to this Notice to which your attention is directed.

Only shareholders of record on the books of the Company at the close of business on December 23, 2004 will be entitled to vote at the Annual Meeting or at any adjournment thereof. You are requested to sign, date and return the enclosed Proxy at your earliest convenience in order that your shares may be voted for you as specified.

By Order of the Board of Directors,
RICHARD ZAREMBA Secretary

MISONIX, INC.
1938 New Highway
Farmingdale, New York 11735

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS
Thursday, January 27, 2005

The Annual Meeting of Shareholders (the "Annual Meeting") of MISONIX, INC. (the "Company") will be held on Thursday, January 27, 2005, at the Huntington Hilton Hotel, 598 Broad Hollow Road, Melville, New York 11747 at 10:00 a.m. for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. The enclosed Proxy is solicited by and on behalf of the Board of Directors of the Company for use at the Annual Meeting to be held on Thursday, January 27, 2005 and at any adjournments of such Meeting. The approximate date on which this Proxy Statement and the enclosed Proxy are being first mailed to shareholders is December 28, 2004.

If a Proxy in the accompanying form is duly executed and returned, the shares represented by such Proxy will be voted as specified. In the absence of such directions, the Proxy will be voted in accordance with the recommendations of management. Any person executing a Proxy may revoke it prior to its exercise either by letter directed to the Company or in person at the Annual Meeting.

Voting Rights

On December 23, 2004 (the "Record Date"), the Company had outstanding 6,793,453 shares of its only class of voting securities, namely common stock, $.01 par value per share (the "Common Stock"). Shareholders are entitled to one vote for each share registered in their names at the close of business on the Record Date. The affirmative vote of a plurality of the votes cast at the Annual Meeting is required for the election of Directors; the affirmative vote of a majority of the votes cast at the Annual Meeting is required for the ratification of Ernst & Young LLP ("Ernst & Young") as the Company's independent registered public accounting firm and for the approval of the 2004 Employee Stock Option Plan; on all other matters which may come before the Annual Meeting, the affirmative vote of a majority of the votes cast at the Annual Meeting is required. For purposes of determining whether proposals have received a majority vote, abstentions will not be included in the vote totals and, in instances where brokers are prohibited from exercising discretionary authority for beneficial owners who have not returned a Proxy ("broker non-votes"), those votes will not be included in the vote totals. Therefore, abstentions and broker non-votes will be counted in the determination of a quorum and will have no effect on the vote for the election of Directors, the ratification of Ernst & Young or approval of the 2004 Employee Stock Option Plan. Unless contrary instructions are given, all Proxies received pursuant to this solicitation will be voted in favor of the election of the nominees named in Proposal One and in favor of Proposals Two and Three.

SECURITY OWNERSHIP

The following table sets forth as of December 12, 2004 certain information with regard to the ownership of the Company's Common Stock by (i) each beneficial owner of more than 5% of the Company's Common Stock; (ii) each Director and nominee for Director; (iii) each executive officer named in the "Summary Compensation Table" below; and (iv) all executive officers and Directors of the Company as a group. Unless otherwise stated, the persons named in the table have sole voting and investment power with respect to all Common Stock shown as beneficially owned by them.

Name and Address(1)	Common Stock Beneficially Owned		Percent of Class
Michael A. McManus, Jr.	1,157,450	(2)	14.8%
Gary Gelman	735,750	(3)	10.7%
Howard Alliger	572,608	(4)	8.3%
Ronald Manna	117,561	(5)	1.7%
Richard Zaremba	85,000	(6)	1.2%
Kenneth Coviello	55,533	(7)		*
T. Guy Minetti	37,000	(8)		*
Thomas F. O'Neill	37,000	(9)		*
Daniel Voic	25,577	(10)		*
Bernard Berger	11,668	(11)		*
John W. Gildea	—			*
All executive officers and Directors as a group (nine people)	2,835,147	(12)	34.1	%(13)

*Less than 1%

(1)	Except as otherwise stated, the business address of each of the named individuals in this table is c/o MISONIX, INC., 1938 New Highway, Farmingdale, New York 11735.

(2)	Includes 1,007,500 shares of Common Stock, which Mr. McManus has the right to acquire upon exercise of stock options, which are currently exercisable.

(3)	Includes 65,000 shares of Common Stock, which Mr. Gelman has the right to acquire upon exercise of stock options, which are currently exercisable. Mr. Gelman has an address c/o American Claims Evaluation, Inc., One Jericho Plaza, Jericho, New York 11753.

(4)	Includes 115,000 shares of Common Stock, which Mr. Alliger has the right to acquire upon exercise of stock options, which are currently exercisable.

(5)	Includes 88,667 shares of Common Stock which Mr. Manna has the right to acquire upon exercise of stock options, which are currently exercisable.

(6)	Includes 82,500 shares of Common Stock, which Mr. Zaremba has the right to acquire upon exercise of stock options, which are currently exercisable.

(7)	Includes 53,333 shares of Common Stock, which Mr. Coviello has the right to acquire upon exercise of stock options, which are currently exercisable.

(8)	Includes 30,000 shares of Common Stock, which Mr. Minetti has the right to acquire upon exercise of stock options, which are currently exercisable.

(9)	Includes 30,000 shares of Common Stock, which Mr. O'Neill has the right to acquire upon exercise of stock options, which are currently exercisable.

(10)	Includes 25,577 shares of Common Stock, which Mr. Voic has the right to acquire upon exercise of stock options which are currently exercisable.

(11)	Includes 11,668 shares of Common Stock, which Mr. Berger has the right to acquire upon exercise of stock options, which are currently exercisable.

(12)	Includes the shares of Common Stock indicated in notes (2),(3),(4),(5),(6),(7),(8),(9),(10) and (11).

(13)	Based upon 6,793,453 outstanding shares of Common Stock and presently exercisable options to acquire 1,509,245 shares of Common Stock held by the persons noted.

***

PROPOSAL ONE

ELECTION OF DIRECTORS

Five Directors are to be elected at the Annual Meeting. The term of each Director expires at the Annual Meeting, with Messrs. Alliger, Minetti, O'Neill and McManus standing for reelection for a term of one year. The following table contains information regarding all Directors and executive officers of the Company:

Name	Age	Position with Company	Director Since
Howard Alliger	77	Director	1971
T. Guy Minetti	53	Director	2003
Thomas F. O'Neill	58	Director	2003
John W. Gildea	61	Director	—
Michael McManus, Jr.	61	Director, President, and Chief Executive Officer	1998
Richard Zaremba	49	Senior Vice President, Chief Financial Officer, Secretary and Treasurer	—
Kenneth Coviello	52	Senior Vice President, Medical Marketing and Sales	—
Dan Voic	42	Vice President of R&D and Engineering	—
Bernhard Berger	42	Vice President — Industrial / Scientific Products	—
Ronald Manna	50	Vice President — New Product Development and Regulatory Affairs	—

Principal Occupations and Business Experience of Directors and Executive Officers

The following is a brief account of the business experience for the past five years of the Company's Directors:

Howard Alliger founded the Company's predecessor in 1955 and the Company was a sole proprietorship until 1960. The Company name then was Heat Systems-Ultrasonics. Mr. Alliger was President of the Company until 1982 and Chairman of the Board until 1996. He has been awarded 25 patents and has published various papers on ultrasonic technology. In 1959, Mr. Alliger sold the first sonicator in the United States. For three years, ending in 1991, Mr. Alliger was the President of the Ultrasonic Industry Association. Mr. Alliger holds a BA degree in economics from Allegheny College and attended Cornell University School of Engineering for four years. He has also established, and is President of, two privately-held entities, which are engaged in pharmaceutical research and development.

T. Guy Minetti currently serves as the Vice Chairman of the Board of Directors of 1-800-Flowers.Com, a publicly-held specialty gift retailer based in Westbury, New York. Before joining 1-800-Flowers.Com in 2000, Mr. Minetti was the Managing Director of Bayberry Advisors, an investment banking boutique he founded in 1989 to provide corporate finance advisory services to small-to-medium-sized businesses. From 1981 through 1989, Mr. Minetti was a Managing Director of the investment banking firm, Kidder, Peabody & Company. While at Kidder, Peabody, Mr. Minetti worked in the investment banking and high yield bond departments.

Thomas F. O'Neill, a founding principal of Sandler O'Neil & Partners L.P., an investment banking firm, began his Wall Street career at L.F. Rothschild in 1972. At Rothschild, Mr. O'Neill specialized in working with financial institutions in Rothschild's Bank Service Group. He was appointed Managing Director of the Bank Service Group; a group comprised of fifty-five professionals in 1985 and became a Bear Stearns Managing Director and Co-Manager of the Group. Mr. O'Neill is a graduate of New York University and a veteran of the United States Air Force.

John W. Gildea is the founding principal of Gildea Management Co., a management company of special situations with middle market companies in the United States and Central Europe. From 2000 to 2003

Gildea Management Co. formed a joint venture with F. O. Hambro Capital Management Co. to manage accounts targeting high yield debt and small capitalization equities. From 1996 to 2000 Gildea Management Co. formed and founded Latona Europe, a joint venture between Latona U.S., Lazard Co., and Gildea Management Co. to restructure several Czech Republic companies. Before forming Gildea Management Co. in 1990, Mr. Gildea managed the Corporate Series Group at Donaldson, Lufkin and Jenrette, an investment banking firm. Mr. Gildea is a graduate of the University of Pittsburgh.

Michael A. McManus, Jr. became President and Chief Executive Officer of the Company on October 30, 1998. Prior to this, he served as President and Chief Executive Officer of New York Bancorp Inc. from 1991 through March 1998 and as a director of such company from 1990 through March 1998. He also served as President and Chief Executive Officer of Home Federal Savings Bank, the principal subsidiary of New York Bancorp Inc., from February 1995 through March 1998. From 1990 through November 1991, Mr. McManus was President and Chief Executive Officer of Jamcor Pharmaceuticals Inc. Mr. McManus served as an Assistant to the President of the United States from 1982 to 1985 and held positions with Pfizer Inc. and Revlon Group. Mr. McManus received a BA in economics from the University of Notre Dame and a JD from the Georgetown University Law Center. He serves as a member of the Board of Directors of the United States Olympic Committee, American Home Mortgage Holdings, Inc., National Wireless Holdings, Inc. and Novavax, Inc.

The Board of Directors recommends a vote FOR the election of these nominees as Directors.

The following is a brief account of the business experience for the past five years of the Company's executive officers:

Michael A. McManus, Jr. became President and Chief Executive Officer of the Company on October 30, 1998. Prior to this, he served as President and Chief Executive Officer of New York Bancorp Inc. from 1991 through March 1998 and as a director of such company from 1990 through March 1998. He also served as President and Chief Executive Officer of Home Federal Savings Bank, the principal subsidiary of New York Bancorp Inc., from February 1995 through March 1998. From 1990 through November 1991, Mr. McManus was President and Chief Executive Officer of Jamcor Pharmaceuticals Inc. Mr. McManus served as an Assistant to the President of the United States from 1982 to 1985 and held positions with Pfizer Inc. and Revlon Group. Mr. McManus received a BA in economics from the University of Notre Dame and a JD from the Georgetown University Law Center. He serves as a member of the Board of Directors of the United States Olympic Committee, American Home Mortgage Holdings, Inc., National Wireless Holdings, Inc. and Novavax, Inc.

Richard Zaremba became Senior Vice President in September 2004. He became Vice President and Chief Financial Officer in February 1999. Mr. Zaremba became Secretary and Treasurer in March 1999. From March 1995 to February 1999, he was Vice President and Chief Financial Officer of Comverse Information Systems, Inc., a manufacturer of digital voice recording systems. Previously, Mr. Zaremba was Vice President and Chief Financial Officer of Miltope Group, Inc., a manufacturer of electronic equipment. Mr. Zaremba is a licensed certified public accountant in the State of New York and holds BBA and MBA degrees in Accounting from Hofstra University.

Kenneth Coviello became Senior Vice President in September 2004. He became Vice President, Medical Marketing and Sales in June 2000. Prior to joining the Company, he was Vice President — Sales and Marketing at FNC Medical Corp. Mr. Coviello was Vice President of Graham Field Health Products, Inc. from 1992 to 1998 and President of Lumex, a medical products manufacturer and a division of Lumex/Cybex Inc., from 1986 to 1991. Mr. Coviello holds a BS degree in Marketing from Long Island University.

Dan Voic became Vice President of R&D and Engineering in January 2002. Prior thereto, he served as Engineering Manager and Director of Engineering of the Company. Mr. Voic has approximately 14 years experience in both medical and industrial product development. Mr. Voic holds a M.S. degree in mechanical engineering from Polytech University "Traian Vuia" of Timisoara, Romainia and a MS degree in applied mechanics from Polytechnic University of New York.

Bernhard Berger became Vice President-Industrial/Scientific Products in May 2001. Mr. Berger has approximately 20 years of sales and engineering experience in Ultrasound Products and Process Control

Instrumentation. From 1995 through 2000, he was Sales Manager-Worldwide for the Ultrasonic Product Division of Introltek International, an Edgewood, New York-based manufacturer of process instrumentation. Mr. Berger holds a BS degree in Chemistry from Adelphi University.

Ronald Manna became Vice President-New Product Development and Regulatory Affairs of the Company in July 2002. For more than five years prior thereto, Mr. Manna served as Vice President — Operations of the Company. Mr. Manna holds a BS degree in mechanical engineering from Hofstra University.

Meetings of the Board of Directors

During the fiscal year ended June 30, 2004, the Board of Directors held four meetings and the Stock Option Committee held one meeting. The Audit Committee met four times and the Compensation Committee met once during the last fiscal year. No Director attended less than 75% of the aggregate of the total number of meetings of the Board of Directors and meetings of Committees of which they were a member that were held during the Company's last fiscal year.

In compliance with requirements of the Qualitative Listing Requirements of the Nasdaq Stock Market, the non-management directors of the Board of Directors will meet in executive session during the fiscal year ending June 30, 2005. It is contemplated that executive sessions will occur at least twice a year, and perhaps more frequently, in conjunction with regularly scheduled meetings of the Board of Directors.

Committees of the Board

Currently, the only standing committees of the Board of Directors of the Company are its Stock Option Committees, the Audit Committee and the Compensation Committee. The Stock Option Committee for the 1991 Employee Stock Option Plan, the 1996 Employee Stock Option Plan, the 1998 Employee Stock Option Plan and the 2001 Employee Stock Option Plan consists of Messrs. Alliger, Minetti and O'Neill. The Stock Option Committee for the 1996 Non-Employee Director Stock Option Plan consist of Messrs. McManus, Alliger, Minetti and O'Neill. The Stock Option Committees are responsible for administering the Company's stock option plans. It is expected that Mr. Gildea, if elected as a Director, will be appointed to the Stock Option Committees.

The Company has a separately designated standing audit committee established in accordance with section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The members of the Audit Committee are Messrs. Alliger, Minetti and O'Neill. The Board of Directors has determined that each member of the Audit Committee is "independent" not only under the Qualitative Listing Requirements of the Nasdaq Stock Market (the "NASD listing standards") but also within the definition contained in a final rule of the Securities and Exchange Commission (the "SEC"). Furthermore, the Board of Directors has determined that Messrs. Minetti and O'Neill are "audit committee financial experts" within the definition contained in a final rule adopted by the SEC. The Audit Committee's duties and responsibilities are fully described in the Audit Committee Charter, which is attached to this Proxy Statement as Exhibit A. It is expected that Mr. Gildea, if elected as a Director will be appointed to the Audit Committee.

The Compensation Committee consists of Messrs. Alliger, Minetti and O'Neill. It is expected that Mr. Gildea, if elected as a Director, will be appointed to the Compensation Committee. The Compensation Committee is responsible for considering and authorizing remuneration arrangements for senior management.

Nomination of Directors

The Company does not currently have a standing Nominating Committee or a formal Nominating Committee Charter. Currently, the independent members of the Board, rather than a nominating committee, approve or recommend to the full Board those persons to be nominated. The Board believes that the current method of nominating directors is appropriate because it allows each independent board member input into the nomination process and because it complies with applicable NASD listing standards.

The Board has, by resolution, adopted a director nomination policy. The purpose of the policy is to describe the process by which candidates for inclusion in the Company's recommended slate of director nominees are selected. The director nomination policy is administered by the Board.

In the ordinary course, absent special circumstances or a change in the criteria for Board membership, the incumbent directors who continue to be qualified for Board service and are willing to continue as directors are re-nominated. If the Board thinks it is in the best interest of the Company to nominate a new individual for director in connection with an annual meeting of shareholders, or if a vacancy occurs between annual shareholder meetings, the Board will seek potential candidates for Board appointments who meet the criteria for selection as a nominee and have the specific qualities or skills being sought. Director candidates will be selected based on input from members of the Board, senior management of the Company and, if deemed appropriate, a third-party search firm.

Candidates for Board membership must possess the background, skills and expertise to make significant contributions to the Board, to the Company and its shareholders. Desired qualities to be considered include substantial experience in business or administrative activities; breadth of knowledge about issues affecting the Company; and ability and willingness to contribute special competencies to Board activities. The independent members of the Board also consider whether members and potential members are independent under the NASD listing standards. In addition, candidates should posses the following attributes: personal integrity; absence of conflicts of interest that might impede the proper performance of the responsibilities of a director; ability to apply sound and independent business judgment; sufficient time to devote to Board and Company matters; ability to fairly and equally represent all shareholders; reputation and achievement in other areas; independence under rules promulgated by the SEC and the NASD listing standards; and diversity of viewpoints, background and experiences.

The Board of Directors intends to review the director nomination policy from time to time to consider whether modifications to the policy may be advisable as the Company's needs and circumstances evolve, and as applicable legal or listing standards change. The Board may amend the director nomination policy at any time.

Mr. McManus recommended Mr. Gildea as a potential nominee for consideration by the Board of Directors.

The Board will consider director candidates recommended by shareholders and will evaluate such director candidates in the same manner in which it evaluates candidates recommended by other sources, as described above. Recommendations must be in writing and mailed to MISONIX, INC., 1938 New Highway, Farmingdale, NY 11735, Attention: Corporate Secretary, and include all information regarding the candidate as would be required to be included in a proxy statement filed pursuant to the proxy rules promulgated by the SEC if the candidate were nominated by the Board of Directors (including such candidate's written consent to being named in the proxy statement as a nominee and to serving as a director if elected). The shareholder giving notice must provide (i) his or her name and address, as they appear on the Company's books, and (ii) the number of shares of the Company which are beneficially owned by such shareholder. The Company may require any proposed nominee to furnish such other information it may require to be set forth in a shareholder's notice of nomination which pertains to the nominee.

Director Compensation

Each non-employee Director receives an annual fee of $15,000. In addition, Mr. Gelman received a special Chairman's fee of $15,000 per year. For the fiscal year ended June 30, 2004, there were 15,000 options granted to each of Mr. Minetti, Mr. Gelman and Mr. O'Neill. Each non-employee Director is also reimbursed for reasonable expenses incurred while traveling to attend meetings of the Board of Directors or while traveling in furtherance of the business of the Company.

Shareholders, associates of the Company and other interested parties may communicate directly with the Board of Directors, with the non-management directors or with a specific Board member, by writing to the Board (or the Non-Management Directors or a specific Board member) and delivering the communication in person or mailing it to: Board of Directors, Privileged & Confidential, c/o Richard

Zaremba, Secretary, MISONIX, INC., 1938 New Highway, Farmingdale, New York 11735. Correspondence will be discussed at the next scheduled meeting of the Board of Directors, or as indicated by the urgency of the matter. The Non-management Directors are: Messrs. Alliger, Minetti and O'Neill. Mr. Gildea, assuming election as a Director, will also be a non-management Director. Correspondence addressed to the non-management Directors as a group, or to a specific Board member, will be forwarded to them as soon as practicable. From time to time, the Board of Directors may change the process by which shareholders may communicate with the Board of Directors or its members. Any changes in this process will be posted on the Company's website or otherwise publicly disclosed.

Director Independence

The Company is required to have a Board of Directors a majority of whom are "independent" as defined by the NASD listing standards and to disclose in the proxy statement for each annual meeting those Directors that the Board of Directors has determined to be independent. Based on such definition, the Board of Directors has determined that all Directors other than Mr. McManus, who is an officer of the Company, are independent.

The Company is required to have an audit committee of at least three members composed solely of independent Directors. The Board of Directors is required under the Qualitative Listing Requirements of the Nasdaq Stock Market to affirmatively determine the independence of each Director on the Audit Committee. The Board has determined that each member of the Audit Committee is "independent" not only under the Nasdaq rules but also within the definition contained in a final rule of the SEC. Furthermore, the Board of Directors has determined that Messrs. Minetti and O'Neill are "audit committee financial experts" within the definition contained in a final rule adopted by the SEC.

Corporate Governance

The Company has an ongoing commitment to good governance and business practices. In furtherance of this commitment, we regularly monitor developments in the area of corporate governance and review our policies and procedures in light of such developments. We comply with the rules and regulations promulgated by the SEC and the Nasdaq Stock Market, and implement other corporate governance practices we believe are in the best interests of the Company and the shareholders.

Board Attendance at Annual Meetings of Shareholders

The Company does not currently have a formal policy regarding Director attendance at the Annual Meeting of Shareholders. It is, however, expected that Directors will be in attendance, absent compelling circumstances. All members of the Board of Directors attended the Company's Annual Meeting of Shareholders held on January 20, 2004.

Code of Ethics

The Company has adopted a code of ethics that applies to all of its directors, officers (including its chief executive officer, chief financial officer, controller and any person performing similar functions) and employees. The Company has filed a copy of this Code of Ethics as Exhibit 14 to its Annual Report on Form 10-K for the fiscal year ended June 30, 2004. The Company has also made the Code of Ethics available on its website at www.MISONIX.com.

In accordance with the Sarbanes-Oxley Act of 2002, the Audit Committee has established procedures for the receipt and handling of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and to allow for the confidential, anonymous submission by employees of concerns regarding auditing or accounting matters.

AUDIT COMMITTEE

The Audit Committee has furnished the following report. The information contained in the "Audit Committee Report" is not to be deemed to be "soliciting material" or to be "filed" with the SEC, nor is such information to be incorporated by reference into any future filings under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, except to the extent that the Company specifically incorporates it by reference into such filings.

Audit Committee Report

Management is responsible for the Company's financial reporting process, including its system of internal control, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States. The Company's independent auditors are responsible for auditing those financial statements. The Audit Committee's responsibility is to monitor and review these processes. It is not the Audit Committee's duty or responsibility to conduct audit or accounting reviews or procedures. The members of the Audit Committee are not employees of the Company and may not be, and may not represent themselves to be or to serve as, accountants or auditors by profession or experts in the fields of accounting or auditing. Therefore, the Audit Committee has relied, without independent verification, on management's representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States and on the representations of the independent auditors included in their report on the Company's financial statements. The Audit Committee's oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee's considerations and discussions with management and the independent auditors do not assure that the Company's financial statements are presented in accordance with generally accepted accounting principles in the United States, that the audit of the Company's financial statements has been carried out in accordance with generally accepted auditing standards or that the Company's independent accountants are in fact "independent."

The Audit Committee of the Company's Board of Directors is currently composed of three Directors, none of who are officers or employees of the Company. The Board of Directors has determined that (1) all members of the Audit Committee are financially literate and independent under the NASD listing standards, and (2) Messrs. Minetti and O'Neill are "audit committee financial experts", as defined under the rules and regulations promulgated by the SEC. The Board of Directors has adopted a new written charter for the Audit Committee. The complete text of the charter, which reflects standards set forth in new SEC regulations and Nasdaq Stock Market rules as well as the relevant provisions of the Sarbanes-Oxley Act of 2002, is included as an appendix to this Proxy Statement.

In accordance with its written charter, the Audit Committee assists the Board of Directors in fulfilling its responsibility to monitor the integrity of the accounting, auditing and financial reporting practices of the Company. Typically, for each fiscal year, the Audit Committee selects independent public accountants to audit the financial statements of the Company and its subsidiaries and such selection is subsequently presented to the Company's shareholders for ratification. For the fiscal year ending June 30, 2005 the Audit Committee has selected Ernst & Young as the independent auditors to audit the financial statements of the Company and its subsidiaries. The selection of Ernst & Young was approved by the Audit Committee on September 15, 2004 and is being presented to the Company's shareholders for ratification at the Annual Meeting.

The Audit Committee has reviewed and discussed the audited financial statements contained in our Annual Report on Form 10-K for the year ended June 30, 2004 with our management; has discussed with the independent auditors the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards AU 380); has discussed with the independent auditors the independent auditors' independence; and has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

Based on the review and discussions of the above, the Audit Committee recommended to our Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended June 30, 2004 for filing with the SEC.

Reported upon by the Audit Committee

Howard Alliger
T. Guy Minetti
Thomas F. O'Neill

EXECUTIVE COMPENSATION

The following report and the performance graph on page 13 do not constitute soliciting materials and are not considered filed or incorporated by reference into any other of the Company's filings under the Securities Act or the Exchange Act, unless the Company states otherwise.

Report of the Compensation Committee

Compensation Policies.    The principal goal of the Company's compensation program as administered by the Board of Directors is to help the Company attract, motivate and retain the executive talent required to develop and achieve the Company's strategic and operating goals with a view to maximizing shareholder value. The key elements of this program and the objectives of each element are as follows:

Base Salary.    Base salaries paid to the Company's executive officers are intended to be competitive with those paid to executives holding comparable positions in the marketplace. Individual performance and the Company's performance are considered when setting salaries within the range for each position. Annual reviews are held and adjustments are made based on attainment of individual goals in a manner consistent with operating and financial performance.

Bonuses.     Annual cash bonuses are intended to motivate performance by creating the potential to earn incentive awards that are contingent upon personal and business performance. The Company sets goals of revenue and profitability for each segment.

Long Term Incentives.    The Company provides its executive officers with long-term incentive compensation through grants of stock options under the Company's stock option plans. The grant of stock options aligns the executive's interest with those of the Company's shareholders by providing the executive with an opportunity to purchase and maintain an equity interest in the Company's stock and to share in the appreciation of its value. In fiscal 2004 options to purchase 59,000 shares of Common Stock were granted to the Company's executive officers.

CEO's Compensation.    Mr. McManus is entitled to receive an annual base salary of $275,000 and is entitled to receive a minimum bonus of $250,000 and a maximum bonus of $350,000 per year based on the Company's pretax operating earnings. Mr. McManus also received options to purchase 125,000 shares of Common Stock at a purchase price of $5.18 per share. The factors involved in determining the CEO's compensation are the Company's revenues and profits, his lengthy experience and business acumen, his responsibilities, and the efforts exerted by him in performance of his duties. The options to purchase the 125,000 shares vest as follows: 50% of the options vested immediately and the balance vest on November 1, 2005. The options expire on the tenth anniversary of the date of grant.

Reported upon by the Compensation Committee

Howard Alliger
T. Guy Minetti
Thomas F. O'Neill

* * *

The following table sets forth for the fiscal years indicated the compensation paid by the Company to its Chief Executive Officer and other executive officers with annual compensation exceeding $100,000:

SUMMARY COMPENSATION TABLE

	Annual Compensation(1)		Long Term Compensation
Name and Principal Position	Fiscal Year Ended June 30	Salary ($)	Bonus ($)		Securities Underlying Options (#)
Michael A. McManus, Jr.	2004	275,000	250,000		125,000
President and Chief	2003	275,000	100,000	(2)	150,000
Executive Officer	2002	275,000	150,000		150,000

Richard Zaremba	2004	157,878	30,000		30,000
Senior Vice President, Chief	2003	154,212	1,595		40,000
Financial Officer, Secretary	2002	150,000	28,000		32,000
and Treasurer

Kenneth Coviello	2004	141,095	30,000		30,000
Senior Vice President, Medical	2003	135,093	2,562		35,000
Marketing and Sales	2002	130,000	15,000		15,000

Dan Voic	2004	121,141	25,000		15,000
Vice President of R&D and	2003	116,645	12,129		10,000
Engineering	2002	97,729	10,000		6,500

Bernhard Berger	2004	110,692	2,000		10,000
Vice President — Industrial/Scientific	2003	108,748	17,021		20,000
Products	2002	105,000	3,000		5,000

Ronald Manna	2004	102,522	2,000		5,000
Vice President — New Product	2003	114,231	1,000		5,000
Development and Regulatory Affairs	2002	121,072	10,000		10,000

(1)	No other annual compensation is shown because the amounts of perquisites and other non-cash benefits provided by the Company do not exceed the lesser of $50,000 or 10% of the total annual base salary and bonus disclosed in this table for the named officer.

(2)	Voluntarily received a reduced bonus from the guaranteed amount.

Employment Agreements

The Company has entered into an employment agreement with Mr. McManus providing for his employment as President and Chief Executive Officer. The term of the agreement expires on October 31, 2005 and is automatically renewable for one-year periods unless 60 days notice of non-renewal is given by the Company or by Mr. McManus. The agreement provides for an annual salary of $275,000 and a Company provided automobile. The agreement also provides for an annual bonus based on the Company's pretax operating earnings of up to $350,000 with a minimum guaranteed bonus of $250,000. The Company's employment agreement with Mr. McManus also contains non-competition provisions that preclude him from competing with the Company for a period of 18 months from the date of his termination of employment. Mr. McManus also was granted options to purchase 125,000 shares of the Company's Common Stock at an exercise price of $5.13 per share. The options vest as follows: 50% vested immediately and the balance vests on November 1, 2005. Mr. McManus will also receive such benefits as are generally provided to other executives of the Company. Upon the occurrence of certain "Changes in

Control" events (as defined in the agreement), Mr. McManus will receive a one-time payment equal to his annual base salary and a bonus of no less than $250,000.

In conformity with the Company's policy, all of its Directors, officers and employees execute confidentiality and nondisclosure agreements upon the commencement of employment with the Company. The agreements generally provide that all inventions or discoveries by the employee related to the Company's business and all confidential information developed or made known to the employee during the term of employment shall be the exclusive property of the Company and shall not be disclosed to third parties without prior approval of the Company. Mr. Manna has an agreement with the Company which provides for the payment of six months severance upon his termination for any reason. Mr. Zaremba has an agreement for payment of six months annual base salary upon a change in control of the Company.

Option Grants in Last Fiscal Year and Fiscal Year-End Values

The following table contains information concerning options granted to executive officers named in the Summary Compensation Table during the fiscal year ended June 30, 2004:

Option Grants in Last Fiscal Year

Name	Number of Securities Underlying Options Granted (#)	% of Total Options Granted to Employees in Fiscal Year	Exercise Price ($/sh)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
					5% ($)	10% ($)
Michael A. McManus, Jr.	125,000	50	4.66	11/01/2013	366,250	928,750
Richard Zaremba	30,000	12	4.70	9/16/2013	88,800	224,700
Kenneth Coviello	30,000	12	4.70	9/16/2013	88,800	224,700
Dan Voic	15,000	10	4.70	9/16/2013	44,400	112,350
Bernhard Berger	10,000	4	4.70	9/16/2013	29,600	74,900
Ronald Manna	5,000	2	4.70	9/16/2013	14,800	37,450

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

The following table contains information concerning the number and value at June 30, 2004 of exercised options and unexercised options held by executive officers named in the Summary Compensation Table:

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at FY-End (#) (Exercisable/Unexercisable)	Value of Unexercised In-the-Money Options at FY-End ($) (Exercisable/Unexercisable)[1]
Michael A. McManus, Jr.	—	—	912,500/62,500	1,660,375/180,625
Richard Zaremba	15,000	72,504	78,000/54,000	150,419/105,453
Kenneth Coviello	3,000	8,700	48,333/38,667	90,591/97,884
Dan Voic	24,090	67,347	23,410/15,500	24,344/39,873
Bernhard Berger	19,998	48,628	10,001/15,001	25,834/37,802
Ronald Manna	—	—	79,167/8,333	130,421/18,516

(1)	Fair market value of underlying securities (the closing price of the Company's Common Stock on the National Association of Securities Dealers Automated Quotation System) at fiscal year end (June 30, 2004) minus the exercise price.

Stock Options

In September 1991, in order to attract and retain persons necessary for the success of the Company, the Company adopted a stock option plan (the "1991 Plan") which covers up to 375,000 shares of Common Stock. Pursuant to the 1991 Plan, officers, Directors, consultants and key employees of the

Company are eligible to receive incentive and/or non-incentive stock options. At June 30, 2004 options to purchase 30,000 shares of Common Stock were outstanding under the 1991 Plan at an exercise price of $7.38 per share with a vesting period of immediate to two years, options to purchase 327,750 shares of Common Stock had been exercised and options to purchase 47,250 shares have been forfeited (of which options to purchase 30,000 shares have been reissued).

In March 1996, the Board of Directors approved the 1996 Employee Incentive Stock Option Plan covering an aggregate of 450,000 shares of Common Stock (the "1996 Plan") and the 1996 Non-Employee Director Stock Option Plan (the "1996 Directors Plan") covering an aggregate of 1,125,000 shares of Common Stock of the Company. At June 30, 2004, options to purchase 272,919 shares of Common Stock were outstanding at exercise prices ranging from $3.07 to $18.50 with a vesting period of immediate to two years under the 1996 Plan and options to acquire 255,000 shares of Common Stock were outstanding at exercise prices ranging from $0.73 to $7.10 with a vesting period of immediate to two years under the 1996 Directors Plan. At June 30, 2004, options to purchase 136,295 shares of Common Stock under the 1996 Plan have been exercised and options to purchase 182,731 shares of Common Stock have been forfeited (of which options to purchase 141,945 shares have been reissued). At June 30, 2004, options to purchase 703,500 shares of Common Stock under the 1996 Directors Plan have been exercised and options to purchase 40,000 shares have been forfeited (of which none have been reissued).

In October 1998, the Board of Directors adopted and in January 1999, the shareholders approved the 1998 Employee Stock Option Plan (the "1998 Plan") covering an aggregate of 500,000 shares of Common Stock of the Company. At June 30, 2004, options to purchase 440,877 shares of Common Stock were outstanding under the 1998 Plan at exercise prices ranging from $3.07 to $7.31 per share with a vesting period of immediate to two years. At June 30, 2004, options to purchase 21,348 shares of Common Stock under the 1998 Plan have been exercised and options to purchase 66,700 shares of Common Stock under the 1998 plan have been forfeited (of which options to purchase 28,925 shares have been reissued).

In October 2000, the Board of Directors adopted and in February 2001, the shareholders approved the 2001 Employee Stock Option Plan (the "2001 Plan") covering an aggregate of 1,000,000 shares of Common Stock of the Company. At June 30, 2004, options to purchase 791,444 shares of Common Stock were outstanding under the 2001 plan at exercise prices ranging from $4.66 to $6.07 per share with a vesting period of one to three years. At June 30, 2004, options to purchase 29,890 shares under the 2001 plan have been exercised and options to purchase 59,062 shares under the 2001 plan have been forfeited.

The selection of participants, allotments of shares, determination of price and other conditions relating to options are determined by the Board of Directors, or a committee thereof, depending on the Plan, and in accordance with Rule 4350(c) of the NASD listing standards. Incentive stock options granted under the plans are exercisable for a period of up to ten years from the date of grant at an exercise price which is not less than the fair market value of the Common Stock on the date of the grant, except that the term of an incentive stock option granted under the plans to a shareholder owning more than 10% of the outstanding Common Stock may not exceed five years and its exercise price may not be less than 110% of the fair market value of the Common Stock on the date of grant. Options shall become exercisable at such time and in such installments as provided in the terms of each option agreement.

Compensation Committee Interlocks and Insider Participation

Mr. Alliger, Mr. Minetti and Mr. O'Neill are the members of the Compensation Committee. No Company executive officer currently serves on the Compensation Committee or any similar committee of another public company, one of whose executive officers sits on the Compensation Committee of the Company.

Share Performance Graph

The following graph compares the cumulative total return on the Company's Common Stock during the last five fiscal years with the NASDAQ Total U.S. and Foreign Return Index and the NASDAQ Medical Devices, Instruments and Supplies Index during the same period. The graph shows the value, at the end of each of the last five fiscal years, of $100 invested in the Common Stock or the indices on June

30, 2000. The graph depicts the change in value of the Company's Common Stock relative to the noted indices as of the end of each fiscal year and not for any interim period. Historical stock price performance is not necessarily indicative of future stock price performance.

	2000	2001	2002	2003	2004
MISONIX, INC.	100	92	79	42	95
NASDAQ Total U.S. & Foreign Return Index	100	54	37	41	52
NASDAQ Medical Devices, Instruments and Supplies Index	100	94	85	91	120

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company's officers, Directors and persons who own more than ten percent of a registered class of the Company's equity securities ("Reporting Persons") to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC and the National Association of Securities Dealers, Inc. (the "NASD"). These Reporting Persons are required by SEC regulation to furnish the Company with copies of all Forms 3, 4 and 5 they file with the SEC and NASD. Based solely on the Company's review of the copies of the forms it has received, the Company believes that all Reporting Persons complied on a timely basis with all filing requirements applicable to them with respect to transactions during fiscal year 2004.

PROPOSAL TWO

APPROVAL OF THE 2004 EMPLOYEE STOCK OPTION PLAN

2004 Employee Stock Option Plan

On September 15, 2004 the Board of Directors adopted, subject to approval of the shareholders, the 2004 Employee Stock Option Plan (the "2004 Employees' Plan"). The following description of the 2004 Employees' Plan is qualified in its entirety by reference to the text of the 2004 Employees' Plan, a copy of which is annexed hereto as Exhibit B.

Purpose

The purpose of the 2004 Employees' Plan is to provide an incentive to key employees (including directors and officers who are key employees) of the Company and to offer an additional inducement in obtaining the services of such individuals.

Administration of the 2004 Employees' Plan

The 2004 Employees' Plan is administered by a committee of the Board of Directors consisting of the Company's non-employee directors (the "Committee"). The Committee is authorized, subject to the provisions of the 2004 Employees' Plan, to determine the employees who will receive options under the 2004 Employees' Plan, the number of shares of Common Stock subject to each option and the terms of those options, and to interpret the 2004 Employees' Plan and to make such rules and regulations relating to the 2004 Employees' Plan as the Committee may deem proper.

Shares of Stock Subject to the
2004 Employees' Plan and Exercise Price

Options granted under the 2004 Employees' Plan may be (i) Incentive Stock Options under the provisions and subject to the limitations of Section 422 of the Internal Revenue Code of 1986, as amended, or (ii) non-qualified Stock Options. The 2004 Employees' Plan permits the granting of an aggregate of 1,000,000 shares of Common Stock at a price equal to not less than one hundred percent (100%) of the fair market value of the shares of Common Stock on the date that the option is granted. Further no Incentive Stock Option may be granted to an employee owning shares of Common Stock having more than 10% of the voting power of the Company unless the option price for such employee's option is at least 110% of the fair market value of the shares of Common Stock subject to the option at the time the option is granted and the option is not exercisable after five years from the date of grant. No option may be granted under the 2004 Employees' Plan after the tenth anniversary of the adoption of the 2004 Employees' Plan. Options may be granted through September 14, 2014.

Upon the granting of any option, the optionee must enter into a written agreement with the Company setting forth the terms upon which the option may be exercised. Such an agreement sets forth the length of the term of the option and the timing of its exercise as determined by the Committee. In no event shall the length of an option extend beyond ten years from the date of its grant. An optionee may exercise an option by delivering payment to the Company in cash, previously acquired shares of Common Stock or a combination thereof.

Under the 2004 Employees' Plan, if the employment of any person to whom an option has been granted is terminated for any reason other than the death or disability of the optionee, the optionee may exercise within ninety days of such termination such options as the optionee could have exercised on the date of termination. If the optionee dies while employed by the Company or its subsidiaries, or during a period after termination of employment in which the optionee could exercise an option, the optionee's beneficiary may exercise the option within one year of the date of the optionee's death but in no event may the option be exercised later than the date on which the option would have expired if the optionee had lived. If the termination is by reason of disability, the optionee may exercise the option, in whole or in part, at any time within one year following such termination of employment, but in no event may the option be exercised later than the date on which the option would have expired if the optionee had not been terminated for disability. Notwithstanding the above, an optionee terminated either (a) for cause or (b) without the consent of the Company may not exercise his or her outstanding options.

Federal Income Tax Consequences

With respect to the tax effects of Incentive Stock Options, the optionee does not recognize any taxable income when the option is granted or exercised. If no disposition of shares issued to an optionee pursuant to the exercise of an Incentive Stock Option is made by the optionee within two years from the date of grant or within one year after the transfer of such shares to the optionee then (a) upon sale of such shares, any amount realized in excess of the option price (the amount paid for the shares) will be taxed to the optionee as long-term capital gain and any loss sustained will be a long-term capital loss and (b) no deduction will be allowed to the Company for Federal income tax purposes. The exercise of an Incentive Stock Option will give rise to an item of tax preference that may result in alternative minimum tax liability for the optionee.

If shares of Common Stock acquired upon the exercise of an Incentive Stock Option are disposed of prior to the expiration of the two year and one year holding periods described above (a "Disqualifying Disposition") generally (a) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares at exercise (or, if less, the amount realized upon the sale of such shares) over the option price thereof, and (b) the Company will be entitled to deduct such amount, subject to applicable withholding requirements. Any further gain realized will be taxed as short-term or long-term capital gain and will not result in any deduction by the Company. A Disqualifying Disposition will eliminate the item of tax preference associated with the exercise of the Incentive Stock Option.

If an optionee is permitted to, and does, make the required payment of the option price by delivering shares of Common Stock, the optionee generally will not recognize any gain as a result of such delivery, but the amount of gain, if any, which is not so recognized will be excluded from his basis in the new shares of Common Stock received. However, the use by an optionee of shares of Common Stock previously acquired pursuant to the exercise of an Incentive Stock Option to exercise an Incentive Stock Option will be treated as a taxable disposition if the transferred shares of Common Stock are not held by the optionee for the requisite holding period described above.

With respect of the tax effects of non-qualified options, a recipient of options incurs no income tax liability as a result of having been granted those options. The exercise by an individual of a stock option normally results in the immediate realization of income by the individual of the difference between the market value of the stock which is being purchased on the date of exercise and the price being paid for such stock. The amount of such income also is deductible by the Company. If the exercise price is paid in whole or in part in shares of Common Stock, no income, gain or loss is recognized by the optionee on the receipt of shares of Common Stock equal in number to the shares of Common Stock delivered in payment of the exercise price, and the fair market value of the remainder of the shares of Common Stock received upon exercise of the option, determined as of the date of exercise, less the amount of cash, if any, paid upon exercise, is treated as compensation income received by optionee.

Under current law an individual who sells stock which was acquired upon the exercise of options will receive long-term capital gains or loss treatment, if the individual has held such stock for longer than one year following the date of such exercise, on gain or loss equal to the difference between the price for which such stock was sold and the market value of the stock on the date of the exercise. If the individual has held the stock for one year or less the gain or loss will be treated as short-term capital gain or loss.

Amendment to the 2004 Employees' Plan

The 2004 Employees' Plan may be terminated, suspended, or modified at any time by the Board of Directors, but no amendment increasing the maximum number of shares of Common Stock for which options may be granted (except to reflect a stock split, stock dividend or other distribution), materially increasing the benefits accruing to an optionee or changing the class of persons eligible to be optionees shall be made without first obtaining approval by a majority of the outstanding shares of the Company entitled to vote. No termination, suspension or modification of the 2004 Employees' Plan shall adversely affect any right previously acquired by the optionee or other beneficiary under the 2004 Employees' Plan without such optionee's or beneficiary's consent.

Options granted under the 2004 Employees' Plan may not be transferred other than by will or by the laws of descent and distribution or a qualified domestic relations order and, during the optionee's lifetime, may be exercised only by the optionee.

Plan Benefits

The benefits or amounts that will be received by or allocated to any participants are not now determinable.

Vote Required

The 2004 Employees' Plan requires the affirmative vote of a majority of the votes cast at the Annual Meeting. If the 2004 Employees' Plan is not approved by shareholders, it will not become effective.

The Board of Directors recommends a vote FOR approval of the 2004 Employee Stock Option Plan.

PROPOSAL THREE

Ratification of Appointment of Independent Registered Public Accounting Firm

The Audit Committee has selected the firm of Ernst & Young to act as the Company's independent registered public accounting firm for the 2005 fiscal year. Ernst & Young will audit the Company's consolidated financial statements for the 2005 fiscal year and perform other services. While shareholder ratification is not required by the Company's By-laws or otherwise, the Board of Directors is submitting the selection of Ernst & Young to the shareholders for ratification as part of good corporate governance practices. If the shareholders fail to ratify the selection, the Audit Committee may, but is not required to, reconsider whether to retain Ernst & Young. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent auditor at any time during the year if it determines that such a change would be in the best interest of the Company and its shareholders.

A representative of Ernst & Young is expected to be available either personally or by telephone hookup at the Annual Meeting to respond to appropriate questions from shareholders and will be given the opportunity to make a statement if he desires to do so.

Audit Fees:

Ernst & Young billed the Company $190,045 and $148,225 in the aggregate for services rendered for the audit of the Company's annual financial statements for the Company's 2004 and 2003 fiscal years, respectively, and the review of the interim financial statements included in the Company's Quarterly Reports on Form 10-Q for the Company's 2004 and 2003 fiscal years, respectively.

Audit-Related Fees:

The Company did not engage Ernst & Young to perform audit-related services for the Company's 2004 and 2003 fiscal years.

Tax Fees:

Ernst & Young did not render any professional services for tax compliance, tax advice or tax planning for the Company's 2004 and 2003 fiscal years.

All Other Fees:

Ernst & Young billed the Company $15,000 and $29,800 in the aggregate for professional services rendered for all other services other than those covered in the section captioned "Audit Fees" for the

Company's 2004 and 2003 fiscal years, respectively. These other services include (i) assistance with regulatory filings, (ii) audit of the Company's 401K plan, (iii) consultations on the effects of various accounting issues and changes in professional statements and (iv) income tax returns for Labcaire, the Company's U.K. subsidiary.

Policy on Pre-approval of Independent Auditor Services

The charter of the Audit Committee (attached as Exhibit A to this Proxy Statement) provides for the pre-approval of all auditing services and all permitted non-auditing services to be performed for the Company by the independent auditors, subject to the requirements of applicable law. The procedures for pre-approving all audit and non-audit services provided by the independent auditors include the Audit Committee reviewing audit-related services, tax services, and other services. The Audit Committee periodically monitors the services rendered by and actual fees paid to the independent auditors to ensure that such services are within the parameters approved by the Committee. All the services described in All Other Fees, above, were approved by the Audit Committee in accordance with its pre-approval policies and procedures.

The Audit Committee has considered the services provided by Ernst & Young covered under All Other Fees and has found that they are compatible with maintaining Ernst & Young's independence.

The Board of Directors unanimously recommends a vote FOR the proposal to approve the retention of Ernst & Young.

MISCELLANEOUS INFORMATION

As of the date of this Proxy Statement, the Board of Directors does not know of any business other than that specified above to come before the Annual Meeting, but, if any other business does lawfully come before the Annual Meeting, it is the intention of the persons named in the enclosed Proxy to vote in regard thereto in accordance with their judgment.

The Company will pay the cost of soliciting Proxies in the accompanying form and as set forth below. In addition to solicitation by use of the mails, certain officers and regular employees of the Company may solicit proxies by telephone, telegraph or personal interview without additional remuneration therefor.

SHAREHOLDER PROPOSALS

Shareholder proposals with respect to the Company's next Annual Meeting of Shareholders must be received by the Company no later than August 24, 2005 to be considered for inclusion in the Company's next Proxy Statement. Under SEC proxy rules, Proxies solicited by the Board of Directors for the 2004 Annual Meeting may be voted at the discretion of the persons named in such proxies (or their substitutes) with respect to any shareholder proposal not included in the Company's Proxy Statement if the Company does not receive notice of such proposal on or before November 7, 2005, unless the 2005 Annual Meeting is not held within 30 days before or after the anniversary date of the 2004 Annual Meeting.

A copy of the Company's Annual Report to Shareholders for the fiscal year ended June 30, 2004 has been provided to all shareholders. Shareholders are referred to the Report for financial and other information about the Company, but such Report is not incorporated in this Proxy Statement and is not part of the proxy soliciting material.

By Order of the Board of Directors,

RICHARD ZAREMBA

Secretary

Dated: December 27, 2004
Farmingdale, New York

EXHIBIT A

MISONIX, INC.
AUDIT COMMITTEE CHARTER

A.    Purpose

The primary purpose of the Audit Committee (the "Audit Committee") of MISONIX, INC. (the "Company") shall be to assist the Board of Directors (the "Board") in fulfilling its responsibility to oversee the integrity of the Company's financial reporting process, including the performance of the Company's systems of internal accounting and financial controls, the Company's internal audit function, the outside auditors' qualifications and independence, the Company's process for monitoring compliance with applicable legal, regulatory and ethics programs, and the annual independent audit of the Company's financial statements. A purpose of the Audit Committee shall also be to prepare the Audit Committee report to be included in the Company's proxy statement for the annual meeting of shareholders and any other meeting of shareholders at which members of the Board are to be elected.

In discharging its oversight role, the Audit Committee shall have the power to investigate any matter that comes to its attention, with full access to all books, records, facilities and personnel of the Company. The Audit Committee shall also have the power to retain (at the Company's expense) outside counsel, auditors or other advisors as it determines necessary to carry out its purposes and to determine the engagement terms and fees of such outside counsel, auditors and other advisors. The outside auditors are ultimately accountable to the Audit Committee and shall report directly to the Audit Committee.

The Audit Committee shall review the adequacy of this Charter on an annual basis and recommend any proposed changes to the Board for approval.

B.    Membership

The Audit Committee shall comprise not less than three (3) members of the Board, each of whom shall be independent as defined below. The Audit Committee's composition will meet the requirements of the Qualitative Listing Requirements of the Nasdaq Stock Market and all applicable federal securities laws.

The members of the Audit Committee shall be appointed by the Board and shall be subject to removal by the Board.

1.    Independence

No Audit Committee member shall qualify as "independent" unless the Board affirmatively determines that the member has no material relationship with the Company (either directly or as a partner, shareholder, or officer of an organization that has a relationship with the Company) and otherwise meets the standards for independence of the Nasdaq Stock Market and any applicable federal securities laws.

2.    Financial Expertise and Experience

At least one (1) member of the Audit Committee shall be an "audit committee financial expert" as defined in rules promulgated by the Securities and Exchange Commission. All members of the Audit Committee shall be financially literate, as defined in the Qualitative Listing Requirements of the Nasdaq Stock Market.

C.    Key Responsibilities

The Audit Committee's job is one of oversight. The Company's management is responsible for preparing the Company's financial statements and the outside auditors are responsible for auditing those financial statements. The Audit Committee is not responsible for planning or conducting audits or determining that the Company's financial statements are complete and accurate or in accordance with generally accepted accounting principles and applicable rules and regulations. Consequently, in carrying out its oversight responsibilities, the Audit Committee is not providing any expert or special assurance as to the Company's financial statements or any professional certification as to the outside auditors' work.

The Audit Committee shall meet at least four (4) times per year, or more often as necessary to perform the duties and responsibilities of the Audit Committee as set forth herein. The Audit Committee shall report to the Board at its next meeting after each Audit Committee meeting.

The following are functions of the Audit Committee in carrying out its oversight function.

1.    Selection and Compensation of the Outside Auditors

The Audit Committee shall have the sole authority and direct responsibility to select, evaluate and, where appropriate, replace the outside auditors. In connection therewith, the Audit Committee is responsible for determining the engagement terms and fees of the outside auditors and for resolving disputes between management and the outside auditors regarding financial reporting.

2.    Pre-Approval of Audit and Non-Audit Services

All auditing services provided to the Company by the outside auditors shall be pre-approved by the Audit Committee.

Additionally, the Audit Committee or one or more of its members shall review any non-audit services provided to the Company by its outside auditors and, except for certain de minimis services to the extent permitted by law, shall pre-approve any such non-audit services. The Audit Committee shall be responsible for determining the engagement terms and fees of any non-audit services to be provided by the outside auditors. The Audit Committee shall not approve the engagement of the Company's outside auditors to perform any non-audit services that are prohibited by Section 10A(g) of the Securities Exchange Act of 1934, as amended, or any rules promulgated thereunder.(1)

The decisions of any member of the Audit Committee to whom authority is delegated to approve any activity by the outside auditors shall be presented to the full Audit Committee at its next meeting.

The Audit Committee shall consider whether the outside auditors' performance of any proposed non-audit services is compatible with the outside auditors' independence.

3.    Meetings with and Reports from Outside Auditors

(a) The Audit Committee shall periodically meet with management and the outside auditors in separate executive sessions.

(b) The Audit Committee shall review and discuss with management and the outside auditors the audited financial statements and related footnotes and the Management's Discussion and Analysis to be included in the Company's Annual Report on Form 10-K (or the Annual Report to Shareholders if distributed prior to the filing of the Form 10-K). Such review and discussion shall include the analysis and judgment of management and the outside auditors about the appropriateness and quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. In addition, the Audit Committee shall review and consider with management and the outside auditors the matters required to be discussed by Statement on Auditing Standards ("SAS") No. 61. The Audit Committee shall recommend to the Board whether, based on the review and discussions described herein, the financial statements should be included in the Company's Annual Report on Form 10-K.

(1)	De minimis services are defined in Section 202 of the Sarbanes-Oxley Act (Section 10A(i)(1)(B) of the Securities Exchange Act) as services that meet the following criteria: (1) all such services must in the aggregate constitute no more than 5% of the revenues paid by the company to the outside auditor; (2) such services must not have been recognized by the company as non-audit services at the time of the engagement for such services and (3) such services are brought to the attention of the audit committee (or one or more members of the committee to whom the approval of such services has been delegated) and are approved by the committee or such members(s) before the completion of such services.

(c) The Audit Committee shall review and discuss with management and the outside auditors the Company's interim financial results to be included in the Company's quarterly reports to be filed with the Securities and Exchange Commission. This review will occur prior to each filing by the Company of its Quarterly Report on Form 10-Q.

(d) The Audit Committee shall review and discuss with management and the outside auditors the accounting policies and assumptions which may be viewed as critical, the alternative treatments of financial information within generally accepted accounting principles that the outside auditors have discussed with management, the ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the outside auditors. The Audit Committee shall review and discuss with management and the outside auditors any significant changes in the accounting policies of the Company and accounting and financial reporting pronouncements and proposed rules that may have a significant impact on the Company's financial reports.

(e) The Audit Committee shall review and discuss with management and the outside auditors (i) any financial or non-financial arrangements of the Company which do not appear on the financial statements of the Company but are necessary to understand how significant aspects of the Company's business are conducted; and (ii) material transactions or courses of dealing with parties related to the Company.

(f) At least annually, the Audit Committee shall obtain and review a report by the outside auditors describing the following: (i) the outside auditors' internal quality control procedures; and (ii) any material issues raised by the most recent internal quality control review, or peer review of the outside auditors, or by any inquiry or investigation by governmental or professional authorities, within the preceding five (5) years respecting one (1) or more independent audits carried out by the outside auditors, and any steps taken to deal with any such issues.

(g) The Audit Committee shall evaluate the qualifications, performance and independence of the outside auditors and the lead audit partner (including the rotation of the lead audit partner) and present the conclusions of the Audit Committee to the entire Board. In evaluating the outside auditors, the Audit Committee shall consider whether it is appropriate to rotate outside auditing firms.

(h) The Audit Committee shall: (i) request from the outside auditors annually, a formal written statement delineating all relationships between the auditors and the Company consistent with Independence Standards Board Standard Number 1; (ii) discuss with the outside auditors any such disclosed relationship and its impact on the outside auditors' independence; and (iii) determine any appropriate action in response to the outside auditors' report to satisfy itself of the auditors' independence.

(i) The Audit Committee shall meet separately with the outside auditors, with and without management present, to discuss the results of their audits, including any audit problems or difficulties and management's response.

(j) The Audit Committee shall review and discuss with management, the outside auditors and the Company's Chief Financial Officer, the adequacy and effectiveness of the Company's internal controls, including the Company's legal and regulatory compliance programs and the application of the Company's code of ethics to the senior financial officers. The Audit Committee shall review and discuss the Company's legal and regulatory compliance programs with the Company's General Counsel.

(k) The Audit Committee shall review and discuss the Company's guidelines and policies to govern the process by which risk assessment and risk management is undertaken and its programs for monitoring and controlling major financial risks.

(l) The Audit Committee shall review and discuss with the Company's Chief Executive Officer and Chief Financial Officer their evaluation of the Company's disclosure controls and procedures.

4.    Other Matters

(a) Legal Proceedings and Contingent Liabilities

The Audit Committee shall review with management material and pending or overtly threatened legal proceedings involving the Company and other material contingent liabilities.

(b) Press Releases and Information Provided to Analysts and Ratings Agencies

The Audit Committee shall discuss earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies. Such discussion may be done generally (through a discussion of the types of information to be disclosed and the types of presentations to be made). In addition, the Audit Committee may delegate the review of individual press releases or presentations to the Audit Committee's chairman or another member of the Audit Committee.

(c) Proxy Statement Report

The Audit Committee shall prepare the Audit Committee report required by the rules of the Securities and Exchange Commission to be included in the Company's proxy statement for the election of members of the Board. The report will address all issues required by the Securities and Exchange Commission.

(d) Procedures for Employee Complaints and Concerns

The Audit Committee shall establish procedures for: (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and (b) confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

(e) Hiring Practices for Employees of Outside Auditor

The Audit Committee shall set clear hiring practices for employees or former employees of the outside auditors; such practices to be in accordance with applicable federal securities laws.

(f) Annual Self-Evaluation

The Audit Committee shall perform an annual self- evaluation to determine the extent to which it fulfilled its obligations as described in this Charter or otherwise required by applicable listing standards, regulations, or law.

EXHIBIT B

2004 EMPLOYEE STOCK OPTION PLAN
OF
MISONIX, INC.

1.    PURPOSES OF THE PLAN.

This stock option plan (the "Plan") is designed to provide an incentive to key employees (including directors and officers who are key employees) of MISONIX, INC., a New York corporation (the "Company"), and its present and future subsidiary corporations, as defined in Paragraph 19 ("Subsidiaries"), and to offer an additional inducement in obtaining the services of such individuals. The Plan provides for the grant of (i) "incentive stock options" ("ISOs") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") and (ii) non-qualified stock options.

2.    STOCK SUBJECT TO THE PLAN.

Subject to the provisions of Paragraph 12, the aggregate number of shares of common stock, $.01 par value per share, of the Company ("Common Stock") for which options may be granted under the Plan shall not exceed 1,000,000. Such shares of Common Stock may, in the discretion of the Board of Directors of the Company (the "Board of Directors"), consist either in whole or in part of authorized but unissued shares of Common Stock or shares of Common Stock held in the treasury of the Company. The Company shall at all times during the term of the Plan reserve and keep available such number of shares of Common Stock as will be sufficient to satisfy the requirements of the Plan. Subject to the provisions of Paragraph 13, any shares of Common Stock subject to an option which for any reason expires, is canceled or is terminated unexercised or which ceases for any reason to be exercisable shall again become available for the granting of options under the Plan.

3.    ADMINISTRATION OF THE PLAN.

The Plan shall be administered by a committee of the Board of Directors (the "Committee") consisting of all of the Company's "Non-Employee Directors", as defined by Rule 16b-3 (or any successor rule or regulation) promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). A majority of the members of the Committee shall constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is present and any acts approved in writing by all members without a meeting, shall be the acts of the Committee.

Subject to the express provisions of the Plan, the Committee shall have the authority, in its sole discretion, to determine the key employees who shall receive options; whether options shall be ISOs or non-qualified options; the times when they shall receive options; the number of shares of Common Stock to be subject to each option; the date each option shall become exercisable; whether an option shall be exercisable in whole, in part or in installments and if in installments, the number of shares of Common Stock to be subject to each installment; whether the installments shall be cumulative; the date each installment shall become exercisable and the term of each installment; whether to accelerate the date of exercise of any option; whether shares of Common Stock may be issued on exercise of an option as partly paid and if so, the dates when future installments of the exercise price shall become due and the amounts of such installments; the exercise price of each option; the form of payment of the exercise price; the amount, if any, necessary to satisfy the Company's obligation to withhold taxes; whether to restrict the sale or other disposition of the shares of Common Stock acquired upon the exercise of an option and to waive any such restriction; whether to subject the exercise of all or any portion of an option to the fulfillment of contingencies as specified in the contract referred to in Paragraph 11 (the "Contract"), including, without limitation, contingencies relating to entering into a covenant not to compete with the Company and its Parent (as defined in Paragraph 19) and Subsidiaries, to financial objectives for the Company, a Subsidiary, a division, a product line or other category, and/or the period of continued employment of the optionee with the Company, its Parent or its Subsidiaries, and to determine whether such contingencies have been met; to construe the respective Contracts and the Plan; with the consent of the optionee, to cancel or modify an option, provided such option as modified would be permitted to be granted on such date under the terms of the Plan; to prescribe, amend and rescind rules and regulations relating to the Plan; and to make all other determinations necessary or advisable for administering the Plan. The determinations of the Committee on the matters referred to in this Paragraph 3 shall be conclusive.

4.    ELIGIBILITY.

The Committee may, consistent with the purposes of the Plan, grant options form time to time, to key employees (including directors and officers who are key employees) of the Company or any of its Subsidiaries. Options granted shall cover such number of shares of Common Stock as the Committee may determine; provided, however, that the aggregate fair market value (determined at the time the option is granted) of the shares of Common Stock for which any eligible person may be granted ISOs under the Plan or any other plan of the Company, or of a Parent or a Subsidiary of the Company, which are exercisable for the first time by such optionee during any calendar year shall not exceed $100,000. The $100,000 ISO limitation shall be applied by taking ISOs into account in the order in which they were granted. Any option (or the portion thereof) granted in excess of such amount shall be treated as a non-qualified stock option.

5.    EXERCISE PRICE.

The exercise price of the shares of Common Stock under each option shall be determined by the Committee; provided, however, that the exercise price shall not be less than 100% of the fair market value of the Common Stock subject to such option on the date of grant; and further provided, that if, at the time the ISO is granted, the optionee owns (or is deemed to own under Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, of any of its Subsidiaries or of a Parent, the exercise price of such ISO shall not be less than 110% of the fair market value of the Common Stock subject to such ISO on the date of grant.

The fair market value of the Common Stock on any day shall be (a) if the principal market for the Common Stock is a national securities exchange, the average between the high and low sales prices of the Common Stock on such day as reported by such exchange or on a consolidated tape reflecting transactions on such exchange, (b) if the principal market for the Common Stock is not a national securities exchange and the Common Stock is quoted on the National Association of Securities Dealers Automated Quotations System ("NASDAQ"), and (i) if actual sales price information is available with respect to the Common Stock, the average between the high and low sales prices of the Common Stock on such day on NASDAQ, or (ii) if such information is not available, the average between the highest bid and the lowest asked prices for the Common Stock on such day on NASDAQ, or (c) if the principal market for the Common Stock is not a national securities exchange and the Common Stock is not quoted on NASDAQ, the average between the highest bid and lowest asked prices for the Common Stock on such day as reported on the NASDAQ OTC Bulletin Board Service or by National Quotation Bureau, Incorporated or a comparable service; provided that if clauses (a), (b) and (c) of this Paragraph are all inapplicable, or if no trades have been made or no quotes are available for such day, the fair market value of the Common Stock shall be determined by the Committee by any method consistent with applicable regulations adopted by the Treasury Department relating to stock options. The determination of the Committee shall be conclusive in determining the fair market value of the Common Stock.

6.    TERM.

The term of each option granted pursuant to the Plan shall be such term as is established by the Committee, in its sole discretion, at or before the time such option is granted; provided, however, that the term of each option granted pursuant to the Plan shall be for a period not exceeding 10 years from the date of grant thereof, and further, provided, that if, at the time an ISO is granted, the optionee owns (or is deemed to own under Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, of any of its Subsidiaries or of a Parent, the term of the option shall be for a period not exceeding five years from the date of grant. Options shall be subject to earlier termination as hereinafter provided.

7.    EXERCISE.

An option (or any part or installment thereof), to the extent then exercisable, shall be exercised by giving written notice to the Company at its principal office (at present 1938 New Highway, Farmingdale, New York 11735, Attn: Employee Stock Option Committee), stating which option is being exercised, specifying the number of shares of Common Stock as to which such option is being exercised and accompanied by payment in full of the aggregate exercise price therefor (or the amount due on exercise if the Contract permits installment payments) (a) in cash or by certified check, (b) with acquired shares of Common Stock having an aggregate fair market value, on the date of exercise, equal to the aggregate exercise price of all options being exercised or (c) by reducing the number of shares of Common Stock otherwise deliverable to the holder of an option upon exercise of the option, or with any combination of cash, certified check, shares of Common Stock or reduction as aforesaid.

A person entitled to receive Common Stock upon the exercise of an option shall not have the rights of a shareholder with respect to such shares; provided, however, that until such stock certificate is issued, any option holder using previously acquired shares of Common Stock in payment of an option exercise price shall continue to have the rights of a shareholder with respect to such previously acquired shares.

In no case may a fraction of a share of Common Stock be purchased or issued under the Plan.

8.    TERMINATION OF EMPLOYMENT.

Any holder of an option whose employment with the Company (and its Parent and Subsidiaries) is terminated for any reason other than his death or Disability (as defined in Paragraph 19) may exercise such option, to the extent exercisable on the date of such termination, at any time within 90 days after the date of termination, but not thereafter and in no event after the date the option would otherwise have expired; provided, however, that if his employment shall be terminated either (a) for cause, or (b) without the consent of the Company, said option shall terminate immediately. Options granted under the Plan shall not be affected by any change in the status of the holder so long as he continues to be a full-time employee of the Company, its Parent or any of its Subsidiaries (regardless of having been transferred from one corporation to another).

For the purpose of the Plan, an employment relationship shall be deemed to exist between an individual and a corporation if, at the time of the determination, the individual was an employee of such corporation for purposes of Section 4229(a) of the Code. As a result, an individual on military, sick leave or other bona fide leave of absence shall continue to be considered an employee for purposes of the Plan during such leave if the period of the leave does not exceed 90 days, or, if longer, so long as the individual's right to reemployment with the Company (or a related corporation) is guaranteed either by statute or by contract. If the period of leave exceeds 90 days and the individual's right to reemployment is not guaranteed by statute or by contract, the employment relationship shall be deemed to have terminated on the 91st day of such leave.

Nothing in the Plan or in any option granted under the Plan shall confer on any individual any right to continue in the employ of the Company, its Parent or any of its Subsidiaries, or interfere in any way with the right of the Company, its Parent or any of its Subsidiaries to terminate the employee's employment at any time for any reason whatsoever without liability to the Company, its Parent or any of its Subsidiaries.

9.    DEATH OR DISABILITY OF AN OPTIONEE.

If an optionee dies (a) while he is employed by the Company, its Parent or any of its Subsidiaries, (b) within 90 days after the termination of his employment (unless such termination was for cause or without the consent of the Company) or (c) within one year following the termination of his employment by reason of Disability, the option may be exercised, to the extent exercisable on the date of his death, by his executor, administrator or other person at the time entitled by law to his rights under such option, at any time within one year after death, but not thereafter and in no event after the date the option would otherwise have expired.

Any optionee whose employment has terminated by reason of Disability may exercise his option, to the extent exercisable upon the effective date of such termination, at any time within one year after such date but not thereafter and in no event after the date the option would otherwise have expired.

10.    COMPLIANCE WITH SECURITIES LAWS.

The Committee may require, in its discretion, as a condition to the exercise of any option that either (a) a Registration Statement under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the shares of Common Stock to be issued upon such exercise shall be effective and current at the time of exercise, or (b) there is an exemption from registration under the Securities Act for the issuance of shares of Common Stock upon such exercise. Nothing herein shall be construed as requiring the Company to register shares subject to any option under the Securities Act.

The Committee may require the optionee to execute and deliver to the Company his representation and warranty, in form and substance satisfactory to the Committee, that the shares of Common Stock to be issued upon the exercise of the option are being acquired by the optionee for his own account, for investment only and not with a view to the resale or distribution thereof. In addition, the Committee may require the optionee to represent and warrant in writing that any subsequent resale or distribution of shares of Common Stock by such optionee will be made only pursuant to (i) a Registration Statement under the Securities Act which is effective and current with respect to the shares of Common Stock being sold, or (ii) a specific exemption from the registration requirements of the Securities Act, but in claiming such exemption, the optionee shall prior to any offer of sale or sale of such shares of Common Stock provide the Company with a favorable written opinion of counsel, in form and substance satisfactory to the Company, as to the applicability of such exemption to the proposed sale or distribution.

In addition, if at any time the Committee shall determine in its discretion that the listing or qualification of the shares of Common Stock subject to such option on any securities exchange or under any applicable law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition to, or in connection with, the granting of an option or the issue of shares of Common Stock thereunder, such option may not be exercised in whole or in part unless such listing, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

11.    STOCK OPTION CONTRACTS.

Each option shall be evidenced by an appropriate Contract, which shall be duly executed by the Company and the optionee, and shall contain such terms and conditions not inconsistent herewith as may be determined by the Committee.

12.    ADJUSTMENTS UPON CHANGES IN COMMON STOCK.

Notwithstanding any other provisions of the Plan, in the event of any change in the outstanding Common Stock by reason of a stock dividend, recapitalization, merger or consolidation in which the Company is the surviving corporation, split-up, combination or exchange of shares or the like, the aggregate number and kind of shares subject to the Plan, the aggregate number and kind of shares subject to each outstanding option and the exercise price thereof shall be appropriately adjusted by the Board of Directors, whose determination shall be conclusive.

In the event of (a) the liquidation or dissolution of the Company, (b) a merger or consolidation in which the Company is not the surviving corporation, or (c) any other capital reorganization in which more than 50% of the shares of Common Stock of the Company entitled to vote are exchanged, any outstanding options shall vest in their entirety and become exercisable within the period of thirty (30) days commencing upon the date of the action of the shareholders (or the Board of Directors if shareholders' action is not required) is taken to approve the transaction and upon the expiration of that period all options and all rights thereto shall automatically terminate, unless other provision is made therefore in the transaction.

13.    AMENDMENTS AND TERMINATION OF THE PLAN.

The Board of Directors adopted the Plan on September 15, 2004. No option may be granted under the Plan after September 14, 2014. The Board of Directors, without further approval of the Company's shareholders, may at any time suspend or terminate the Plan, in whole or in part, or amend it from time to time in such respects as it may deem advisable, including, without limitation, in order that options granted hereunder meet the requirements for "stock options" under the Code, to comply with applicable requirements of the Securities Act and the Exchange Act, and to conform to any change in applicable law or to regulations or rulings of administrative agencies; provided, however, that no amendment shall be effective without the requisite prior or subsequent shareholder approval which would (a) except as contemplated in Paragraph 12, increase the maximum number of shares of Common Stock for which options may be granted under the Plan, (b) materially increase the benefits to participants under the Plan or (c) change the eligibility requirements for individuals entitled to receive options hereunder. No termination, suspension or amendment of the Plan shall, without the consent of the holder of an existing option affected thereby, adversely affect his rights under such option. The power of the Committee to construe and administer any options granted under the Plan prior to the termination or suspension of the Plan nevertheless shall continue after such termination or during such suspension.

14.    NON-TRANSFERABILITY OF OPTIONS.

No option granted under the Plan shall be transferable otherwise than by will or the laws of descent and distribution or a qualified domestic relations order ("QDRO") as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder, and options may be exercised during the lifetime of the holder thereof, only by him or his legal representatives or pursuant to a QDRO. Except to the extent provided above, options may not be assigned, transferred, pledged, hypothecated or disposed of in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process.

15.    WITHHOLDING TAXES.

The Company may withhold cash and/or shares of Common Stock to be issued with respect thereto having an aggregate fair market value equal to the amount, which it determines is necessary to satisfy its obligation to withhold Federal, state and local income taxes or other taxes incurred by reason of the grant or exercise of an option, its disposition, or the disposition of the underlying shares of Common Stock. Alternatively, the Company may require the holder to pay to the Company such amount, in cash, promptly upon demand. The Company shall not be required to issue any shares of Common Stock pursuant to any such option until all required payments have been made. Fair market value of the shares of Common Stock shall be determined in accordance with Paragraph 5.

16.    LEGENDS; PAYMENT OF EXPENSES.

The Company may endorse such legend or legends upon the certificates for shares of Common Stock issued upon exercise of an option under the Plan and may issue such "stop transfer" instructions to its transfer agent in respect of such shares as it determines, in its discretion, to be necessary or appropriate to (a) prevent a violation of, or perfect an exemption from, the registration requirements of the Securities Act, (b) implement the provisions of the Plan or any agreement between the Company and the optionee with respect to such shares of Common Stock, or (c) permit the Company to determine the occurrence of a "disqualifying disposition," as described in Section 421(b) of the Code, of the shares of Common Stock transferred upon the exercise of an option granted under the Plan.

17.    USE OF PROCEEDS.

The cash proceeds from the sale of shares of Common Stock pursuant to the exercise of options under the Plan shall be added to the general funds of the Company and used for such corporate purposes as the Board of Directors may determine.

18.	SUBSTITUTIONS AND ASSUMPTIONS OF OPTIONS OF CERTAIN CONSTITUENT CORPORATIONS.

Anything in this Plan to the contrary notwithstanding, the Board of Directors may, without further approval by the shareholders, substitute new options for prior options of a Constituent Corporation (as defined in Paragraph 19) or assume the prior options of such Constituent Corporation.

19.    DEFINITIONS.

a.	Subsidiary. The term "Subsidiary" shall have the same definition as "subsidiary corporation" in Section 424(f) of the Code.

b.	Parent. The term "Parent" shall have the same definition as "parent corporation" in Section 424(e) of the Code.

c.	Constituent Corporation. The term "Constituent Corporation" shall mean any corporation which engages with the Company, its Parent or any Subsidiary in a transaction to which Section 424(a) of the Code applies (or would apply if the option assumed or substituted were an ISO), or any Parent or any Subsidiary of such corporation.

d.	Disability. The term "Disability" shall mean a permanent and total disability within the meaning of Section 22(e)(3) of the Code.

20.    GOVERNING LAW.

The Plan, such options as may be granted hereunder and all related matters shall be governed by, and construed in accordance with, the laws of the State of New York.

21.    PARTIAL INVALIDITY.

The invalidity or illegality of any provision herein shall not affect the validity of any other provision.

22.    SHAREHOLDER APPROVAL.

The Plan shall require the approval of a majority of the votes cast thereon by the shareholders of the Company at the next meeting of its shareholders. No options granted hereunder may be exercised prior to such approval, provided that the date of grant of any options granted hereunder shall be determined as if the Plan had not been subject to such approval. Notwithstanding the foregoing, if the Plan is not approved by a vote of the shareholders of the Company on or before September 15, 2005, the Plan and any options granted hereunder shall terminate.

                                 MISONIX, INC.
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Michael A. McManus, Jr. and Richard
Zaremba, as Proxies, each with the power to appoint a substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock, par value $.01 per share, held of record by the undersigned on
December 23, 2004 at the Annual Meeting of Shareholders to be held on January
27, 2005 or any adjournment thereof.

                      PLEASE MARK, SIGN, DATE AND RETURN
                THE PROXY CARD PROMPTLY IN THE ENVELOPE PROVIDED

-------------------------------------      -------------------------------------
ACCOUNT NUMBER                             NO. OF SHARES

1. Election of Directors: MICHAEL A. MCMANUS, JR., HOWARD ALLIGER, T. GUY
MINETTI, THOMAS F. O'NEILL, JOHN W. GILDEA

        FOR all Nominees         WITHHOLD AUTHORITY        (INSTRUCTION: To withhold authority
        listed (except as             to vote              to vote for one or more individual
   marked to the contrary)     for all Nominees listed     nominees write the nominee's or
             [ ]                         [ ]               nominees' name(s) in the line provided below).

                                                           ----------------------------------------------

2. Approval of the 2004 Employee Stock Option Plan.

                           FOR     AGAINST     ABSTAIN
                           [ ]       [ ]         [ ]

3. Ratification of the selection of Ernst & Young LLP as independent registered public accounting firm.

                           FOR     AGAINST     ABSTAIN
                           [ ]       [ ]         [ ]

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER
BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING. THIS PROXY, WHEN PROPERLY
EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED
SHAREHOLDER. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED FOR THE ELECTION
OF ALL DIRECTORS AND PROPOSALS 2 AND 3.

                                 PLEASE SIGN EXACTLY AS NAME APPEARS HEREON.

                                 -----------------------------------------------
                                 (Signature)

                                 -----------------------------------------------
                                 (Signature if held jointly)

                                 Dated:

                                       -----------------------------------------
                                 When shares are held by joint tenants, both
                                 should sign. When signing as attorney, as
                                 executor, administrator, trustee, or guardian,
                                 please give full title as such. If a
                                 corporation, please sign in full corporate name
                                 by President or other authorized officer. If a
                                 partnership, please sign in partnership name by
                                 authorized person. Please note any change in
                                 your address alongside the address as it
                                 appears in the Proxy.

                                 PLEASE MARK IN BLUE OR BLACK INK, SIGN, DATE
                                 AND RETURN THE PROXY CARD PROMPTLY USING THE
                                 ENCLOSED ENVELOPE.